Exhibit 1.1

$250,000,000

PartnerRe Finance II Inc.

6.440% Fixed-to-Floating Rate Junior Subordinated
Capital Efficient Notes due 2066

Guaranteed by
PartnerRe Ltd.

Underwriting Agreement

November 2, 2006

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
as Representatives of the Underwriters listed
   in Schedule I hereto
c/o J.P. MORGAN SECURITIES INC.
270 Park Avenue, 8th Floor
New York, New York 10017

Ladies and Gentlemen:

     PartnerRe Finance II Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein, an aggregate of $250,000,000 of its 6.44% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes due 2066 (the “CENts”) pursuant to a Junior Subordinated Indenture and First Supplemental Junior Subordinated Indenture, each to be dated as of the Closing Date (together, the “Indenture”), to be entered into among the Company, PartnerRe Ltd., a Bermuda company (the “Guarantor”) and The Bank of New York, as Trustee (the “Indenture Trustee”). The CENts will be fully and unconditionally guaranteed on a subordinated basis by the Guarantor (the “Guarantee” and together with the CENts, the “Securities”) to the extent set forth in a Subordinated Debt Guarantee Agreement and the First Supplemental Subordinated Debt Guarantee Agreement, each to be dated as of the Closing Date (together, the “Guarantee Agreement”), to be entered into between the Guarantor and The Bank of New York, as trustee (the “Guarantee Trustee”). J.P. Morgan Securities Inc. and Lehman Brothers Inc. shall act as the representative (the “Representatives”) of the several Underwriters.

     The Guarantor and the Company are sometimes collectively referred to herein as the “PartnerRe Entities.”

     The PartnerRe Entities have filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a registration statement on Form S-3 (registration no. 333-133573), including a related prospectus, relating to the registration of certain securities of the PartnerRe Entities, including the Securities (the “Shelf Securities”), to be sold from time to time by the PartnerRe Entities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus dated November 2, 2006 in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the PartnerRe Entities to meet requests of purchasers pursuant to Rule 173 under the Securities Act of 1933, as amended (the “Securities Act”)) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the PartnerRe Entities to meet requests of Purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated November 1, 2006.

     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each substantially in the form of Schedule II hereto, as of the Applicable Time of Sale (as defined herein). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by any of the PartnerRe Entities with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

     1. Representations and Warranties of the PartnerRe Entities. Each of the PartnerRe Entities jointly and severally represents and warrants to and agrees with each of the Underwriters that:

     (a) The PartnerRe Entities and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the PartnerRe Entities. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of any of the PartnerRe Entities, contemplated by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus did not at November 1, 2006 (the “Applicable Time of Sale”), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Guarantor in writing by such Underwriter through the Representatives expressly for use therein. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of any of the PartnerRe Entities, threatened or contemplated by the Commission.

     (c) Each of the PartnerRe Entities is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities

Act. Any free writing prospectus that the PartnerRe Entities are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the PartnerRe Entities have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the PartnerRe Entities have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

     (d) The Guarantor has been duly organized, is validly existing as a company in good standing (including as an exempted company) under the laws of Bermuda, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”).

     (e) Partner Reinsurance Company Ltd., a Bermuda company (“Partner Reinsurance”), Partner Reinsurance Company of the U.S. (“PartnerRe U.S.”) and PartnerRe S.A., a French société anonyme (and, collectively with Partner Reinsurance and PartnerRe U.S., the “Subsidiaries”), are each wholly owned, directly or indirectly, by the Guarantor, except in the case of PartnerRe S.A. for director’s qualifying shares, and are the only “significant subsidiaries” of the Guarantor within the meaning of Rule 405 under the Securities Act. Each of PartnerRe Finance and the Subsidiaries has been duly organized, is validly existing as a company, corporation or other legal entity, as the case may be, in good standing (including, in the case of Partner Reinsurance, as an exempted company) under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock of each Subsidiary and PartnerRe Finance have been duly authorized and are validly issued, fully paid and non-assessable and are, except in the case of PartnerRe S.A. for director’s qualifying shares, owned directly or indirectly by the Guarantor, free and clear of all security interests, liens, encumbrances, equities or claims.

     (f) The authorized capital stock of the Guarantor and PartnerRe Finance conforms as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

     (g) All of the outstanding shares of capital stock of the Guarantor and PartnerRe Finance have been duly authorized and are validly issued, fully paid and non-assessable, conform as to legal matters to the descriptions thereof contained in the Prospectus and are not and will not be subject to any preemptive or similar rights.

     (h) This Agreement has been duly authorized, executed and delivered by each of the PartnerRe Entities.

     (i) The CENts have been duly authorized, and, when issued, authenticated and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of PartnerRe Finance entitled to the benefits provided by the Indenture and the Guarantee; the Indenture has been duly authorized, executed and delivered by PartnerRe Finance and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity); the Guarantee and the Guarantee Agreement have been duly authorized, executed and delivered by PartnerRe and constitute a valid and binding instrument, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity) and the Indenture will conform to the description thereof in the Prospectus.

     (j) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

     (k) None of the PartnerRe Entities nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, memorandum of association or bye-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of them or any of their respective properties (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), (iii) in violation of any judgment, injunction, restraining order, decree or order of any nature (collectively, any “Order”) of any court, tribunal, regulatory body, administrative agency or other governmental body, commission, agency, or official, or any arbitrator or self-regulatory organization (including, without limitation, any insurance regulatory agency or body) (collectively, a “Regulatory Authority”) having jurisdiction over any of them (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any contract, agreement, indenture, lease or other instrument to which any of the PartnerRe Entities or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults individually or in the aggregate would not have a Material Adverse Effect).

     (l) Neither the issuance, sale and delivery of the CENts nor the compliance by the Company with all the provisions of the CENts, the Indenture, this Agreement and the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to the Company, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

     (m) Neither the execution and delivery by the Guarantor of, or the performance by it of its obligations under, this Agreement, the Indenture, the Guarantee or the Guarantee Agreement, nor the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of any of the Guarantor or the Subsidiaries, (iii) any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which any of the Guarantor or the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to any of the Guarantor or the Subsidiaries or any of their respective properties, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Guarantor or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

     (n) No consent, approval, authorization or order of, qualification with, or registration or filing with any Regulatory Authority applicable to the PartnerRe Entities or any of their properties is required for the performance by the PartnerRe Entities of their obligations under this Agreement, the Guarantee or the Indenture, except such as may be required (1) for registrations and filings under the Securities Act, the Exchange Act or the Trust Indenture Act, (2) under the Insurance Laws (as defined below) of Bermuda and (3) under the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Securities, all of which have been or will be effected on or prior to the Closing Date.

     (o) The consolidated financial statements of the Guarantor (together with related schedules and notes) included in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the consolidated financial position of the Guarantor as at the dates indicated and the results of its operations and its cash flows for the periods specified; such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

     (p) There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (q) There are no legal or governmental proceedings pending or, to the knowledge of any of the PartnerRe Entities or the Subsidiaries, threatened to which any of them is a party or to which any of their respective properties is subject that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described or any statutes, regulations, agreements, contracts, indentures, leases, or other instruments or documents that are required to be described in the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein that are not described or filed as required.

     (r) Each of the Guarantor and the Subsidiaries (i) is in compliance with the applicable requirements of the insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (“Insurance Laws”) of its jurisdiction of incorporation, and (ii) has filed all reports, information statements, documents, and other information required to be filed thereunder, except in the case of the foregoing clauses (i) and (ii) where the failure to comply would not have a Material Adverse Effect; each of the Guarantor and its Subsidiaries (as applicable) maintains its books and records in accordance with and is in compliance with the Insurance Laws of other jurisdictions which are applicable to any of them, except where the failure to comply would not have a Material Adverse Effect.

     (s) Each of the Guarantor and the Subsidiaries possesses such consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), or permits issued by any regulatory agencies or bodies (collectively, “Permits”) of and from, and has made all declarations and filings with, all Regulatory Authorities which are necessary to conduct the business as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; all of such Permits are in full force and effect, and neither the Guarantor nor the Subsidiaries has received any notification from any Regulatory Authority, in the United States, its jurisdiction of organization or elsewhere concerning any alleged violation of the terms of, or proposed proceeding to revoke or that could reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any Permit or to the effect that any additional Permit from such authority, commission or body is needed to be obtained by any of them or that any of them is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by either of the Guarantor or the Subsidiaries or the continuation of the business of any of them as currently conducted.

     (t) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (u) None of the PartnerRe Entities are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the PartnerRe Entities will be, required to register as an “investment company” within the meaning of the Investment Company act of 1940, as amended.

     (v) Each of the Subsidiaries is duly registered as an insurer or reinsurer where it is required to be so registered to conduct its business as described in the Time of Sale Prospectus and the Prospectus (except where the failure to be so registered would not have a Material Adverse Effect) and is subject to regulation and supervision in its jurisdiction of organization, and the Guarantor is not required to be so registered. Each of the Guarantor and the Subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except for where the failure to be so licensed or admitted would not have a Material Adverse Effect.

     (w) None of the Underwriters or any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Securities.

     (x) Any tax returns required to be filed by either the Guarantor or any of the Subsidiaries in any jurisdiction have been filed, and any material taxes, including franchise taxes and similar fees and any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

     (y) The Guarantor and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Business—Taxation of the Company and its Subsidiaries—Bermuda,” and neither the Guarantor nor Partner Reinsurance has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

     (z) Deloitte & Touche, who reported on the consolidated financial statements and supporting schedules of the Guarantor included in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Guarantor as required by the Securities Act.

     (aa) The Guarantor maintains, and each of the Subsidiaries maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) The Guarantor has duly, validly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to the transactions covered by the Time of Sale Prospectus and the Prospectus.

     (cc) None of the Guarantor nor the Subsidiaries or any employee or agent thereof has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Time of Sale Prospectus or the Prospectus, except where such payment, receipt or retention of funds would not have a Material Adverse Effect.

     (dd) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance under Bermuda law.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees, severally and not jointly, to purchase from the Company at $989.49 per $1,000 principal amount thereof (the “Purchase Price”) the principal amounts of CENts set forth in Schedule I hereto opposite the name of such Underwriter.

     Each of the PartnerRe Entities hereby agree that, without the prior written consent of J.P. Morgan Securities Inc. and Lehman Brothers Inc. on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date offer, sell, contract to sell or otherwise dispose of any securities substantially similar to the Securities. The foregoing sentence shall not apply to the Securities to be sold hereunder.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.949% of par (the “Public Offering Price”) plus accrued interest, if any, to the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of $4.00 per $1,000 principal amount of Securities under the Public Offering Price, and any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $2.50 per $1,000 principal amount of Securities to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Securities to you for the respective accounts of the several Underwriters at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York City time, on November 7, 2006, or at such other time on the same or such other date, not later than five business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

     The certificates, if any, for the CENts purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates, if any, evidencing the CENts shall be delivered to you on the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the CENts to the Underwriters duly paid, against payment of the Purchase Price and the Underwriting Commission with respect to such CENts.

     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the PartnerRe Entities in this Agreement are, at and as of the Closing Date, true and correct, the condition that the PartnerRe Entities shall have performed all of their obligations hereunder theretofore to be performed, and to the following conditions:

          (a) The Prospectus as amended or supplemented and each Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission within the applicable time periods prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or suspending the qualification of Indenture shall have been instituted or shall be pending or, to the knowledge of any of the PartnerRe Entities, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

     (i) there shall not have occurred a downgrade of more than one notch from the rating as of the date hereof, nor shall any notice have been given of any intended or potential downgrading of more than one notch from the rating as of the date hereof, accorded the Guarantor’s securities which are rated as of the date of this Agreement by A.M. Best & Co., Standard & Poor’s Rating Services, Moody’s Investor Services, Inc. or Fitch Inc.; and

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date:

     (i) a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect set forth in Section 5(b)(i) above and to the effect that (A) the representations and warranties of the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (B) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and

     (ii) a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, United States counsel for the PartnerRe Entities, dated the Closing Date and addressed to you, as Representatives of the Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

     (i) PartnerRe U.S. Corporation is a company validly existing in good standing under the laws of its jurisdiction of organization and has full power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;

     (ii) this Agreement has been duly authorized, executed and delivered by the Company;

     (iii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

     (iv) The CENts have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

     (v) neither the issuance, sale or delivery of the CENts by the Company, nor the execution, delivery and performance by any of the PartnerRe Entities of their obligations under this Agreement, the Securities or the Indenture, nor the compliance by any of the PartnerRe Entities with the provisions hereof or thereof, as the case may be, nor the consummation by any of the PartnerRe Entities of any of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing (assuming compliance by the Underwriters with all applicable securities and Blue Sky laws) of any United States or New York Regulatory Authority (excluding insurance statutes, laws and regulations and any rulings or filings of, by or with any insurance regulatory authority), except to the extent such conflict or contravention would not have a Material Adverse Effect, (ii) to the best knowledge of such counsel, any agreement, indenture, lease or instrument to which any of the PartnerRe Entities or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, which agreement, indenture, lease or instrument is, in each case, included as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2005, except to the extent such conflict or contravention would not have a Material Adverse Effect, or (iii) to such counsel’s knowledge (and based solely on review and discussion with the Guarantor’s Director of Group Legal), any Order of any United States or New York Regulatory Authority (excluding any rulings or filings of, by or with any insurance regulatory authority) that is applicable to the PartnerRe Entities or any of the Subsidiaries or any of their respective properties except to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) to the best of such counsel’s knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the PartnerRe Entities or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject which agreement or instrument is, in each case, included as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2005, except where any such lien, charge or encumbrance would not have a Material Adverse Effect;

     (vi) no consent, approval, authorization or order of, qualification with, or registration or filing with any United States federal or New York Regulatory Authority (excluding any insurance regulatory authority), is required for the performance by the PartnerRe Entities of their obligations under this Agreement, except for such consent, approvals, authorizations and orders (1) as have been obtained and (2) as may be required under state securities, Blue Sky or insurance laws of the various states in connection with the offer and sale of the Securities;

     (vii) the statements (A) in the Time of Sale Prospectus and the Prospectus under the captions “Description of the CENts” (B) in the Base Prospectus, as supplemented by the Prospectus Supplement, under the captions “Description of the Debt Securities,” and “Description of Debt Securities Guarantee,” and (C) in the Registration Statement in Item 15 with respect to PartnerRe Finance, in each case insofar as such statements constitute summaries of the Indenture, the Securities and laws referred to therein, fairly summarize the matters referred to therein;

     (viii) the discussion of United States tax matters set forth under the heading “Material U.S. Federal Income Tax Consequences” in the Time of Sale Prospectus and the Prospectus accurately reflects such counsel’s opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion);

     (ix) to such counsel’s knowledge (and based solely on review and discussion with the Guarantor’s Director of Group Legal) there are no legal or governmental proceedings before or by any U.S. federal or New York Regulatory Authority (excluding any insurance regulatory authority), now pending, contemplated or threatened to which the PartnerRe Entities or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be described in the Time of Sale Prospectus and the Prospectus or any statutes, regulations or orders that have been enacted, adopted or issued by any U.S. Federal or New York Regulatory Authority (excluding any insurance regulatory authority) or Orders by a U.S. Federal or New York court of competent jurisdiction that have been issued, or any contracts, agreements, indentures, leases or other documents or instruments, any of which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or to any document incorporated by reference therein that are not described or filed as required.

     (x) such counsel have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to matters addressed in documents incorporated by reference in the Time of Sale Prospectus and the Prospectus. Such counsel have generally reviewed and discussed with certain officers and employees of, and counsel and independent public accountants for, the Guarantor the information furnished, whether or not subject to such counsel’s check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, nothing has come to such counsel’s attention that causes them to believe that any document incorporated by reference in the Time of Sale Prospectus and the Prospectus (except for financial statements and the notes thereto and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) does not appear on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder when filed with the Commission;

     (xi) to the extent that the laws of the State of New York are applicable, the Guarantor has validly and irrevocably submitted to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Indenture or the Securities, has validly and irrevocably waived and agreed not to assert, to the fullest extent, it may effectively do so under applicable law, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum;

     (xii) the Guarantor, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to transactions covered by the Time of Sale Prospectus and the Prospectus;

     (xiii) none of the PartnerRe Entities are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus none will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

     (xiv) PartnerRe S.A. is a societe anonyme duly organized and validly existing under the laws of the Republic of France and has full corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

     In addition, such counsel shall state that, although they have not checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, Time of Sale Prospectus or the Prospectus, such counsel has participated in a general review and discussion with the Underwriter’s representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Guarantor of the information furnished, whether or not subject to such counsel’s check and verification, and on the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in such counsel’s opinion, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) nothing has come to such counsel’s attention that causes them to believe that insofar as relevant to the offering of the Securities, (a) as of the date of this Agreement, the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no belief ) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) as of the Applicable Time of Sale, the Time of Sale Prospectus (except as stated) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as of the date of this Agreement or as of the Closing Date, the Prospectus (except as stated) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel need express no opinion as to the conveyance of the Time of Sale Prospectus or the information therein to investors.

     In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates of officers of the Guarantor or the Company or may also make such assumptions as shall be reasonably satisfactory to your counsel.

          (e) The Underwriters shall have received on the Closing Date an opinion of Stroock & Stroock & Lavan, LLP, special insurance regulatory counsel to the PartnerRe Entities, dated the Closing Date and addressed to you as Representatives of the Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

     (i) neither the issuance, sale or delivery of the Securities, nor the execution, delivery and performance by the PartnerRe Entities of their obligations under this Agreement, nor the compliance by the PartnerRe Entities with the provisions hereof, nor the consummation by the PartnerRe Entities of any of the transactions contemplated hereby or thereby will conflict with or contravene any provision of any applicable insurance statute, law or regulation, or any ruling or filing of or with any United States federal or New York State insurance regulatory authority, except to the extent that such conflict or contravention would not have a Material Adverse Effect;

     (ii) no consent, approval, authorization or order of, qualification with, or registration or filing with any United States federal or New York State insurance regulatory authority is required for the performance by the PartnerRe Entities of their obligations under this Agreement, except for such consents, approvals, authorizations and orders as have been obtained;

     (iii) to such counsel’s knowledge (and based solely on review and discussion with the Guarantor’s Director of Group Legal), there are no legal or governmental proceedings before or by any United States federal or New York insurance regulatory authority now pending, contemplated or threatened to which any of the PartnerRe Entities or the Subsidiaries is a party or to which any of their respective properties is subject that is required to be described in the Time of Sale Prospectus and the Prospectus; and

     (iv) to the best of such counsel’s knowledge, there are no United States federal or New York insurance statutes or regulations or orders that have been enacted, adopted or issued by any U.S. or New York insurance regulatory authority that are required to be described in the Time of Sale Prospectus and the Prospectus that are not described as required.

          (f) The Underwriters shall have received on the Closing Date an opinion of Marc Wetherhill, corporate counsel to the PartnerRe Entities, dated the Closing Date, and addressed to you, as Representatives of the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

     (i) each of the Guarantor and Partner Reinsurance is a company duly organized and validly existing in good standing (including as an exempted company) under the laws of Bermuda, has requisite power and authority and such Permits of any Regulatory Authority in Bermuda (a “Bermuda Regulatory Authority”) necessary to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, which remain in full force and effect, except to the extent that the failure to be in good standing would not have a Material Adverse Effect;

     (ii) the Guarantor has the power and authority to enter into this Agreement, the Guarantee Agreement, the Guarantee and the Indenture; the execution, delivery and performance of its obligations under this Agreement, the Guarantee and the Indenture by the Guarantor have been duly and validly authorized by the Guarantor; and each of this Agreement, the Guarantee and the Indenture has been duly executed and delivered by the Guarantor;

     (iii) the authorized shares of capital stock of the Guarantor is as set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus and conforms in all material respects as to Bermuda legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and all such shares of the Subsidiaries are registered in the name of the Guarantor or a wholly-owned subsidiary of the Guarantor, except in the case of PartnerRe S.A. for director’s qualifying shares; based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Sections 55 and 61 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), there are no registered liens, encumbrances, equities or claims in the Register of Charges in respect of the issued shares of the Guarantor or Partner Reinsurance.

     (iv) neither the execution, delivery and performance by the Guarantor of its obligations under this Agreement, the Guarantee, the Guarantee Agreement or the Indenture nor the

compliance by the Guarantor with the provisions hereof or thereof, as the case may be, nor the consummation by the Guarantor of any of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation or published ruling or Order of any Bermuda Regulatory Authority in any material respect that is applicable to the Guarantor or Partner Reinsurance or any of their respective properties or (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of the Guarantor or Partner Reinsurance or (B) result in the imposition of any lien, charge or encumbrance upon any property or assets of either of the Guarantor or Partner Reinsurance;

     (v) no consent, approval, authorization or order of, qualification with, or registration or filing with any Bermuda Regulatory Authority is required for the performance by the Guarantor of its obligations under this Agreement, the Indenture, the Guarantee Agreement or the Guarantee, which has not been obtained or effected;

     (vi) Partner Reinsurance is duly registered as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (the “Bermuda Insurance Act”), and is subject to regulation and supervision in Bermuda and the Guarantor is not required to be registered as an insurance company under the Bermuda Insurance Act;

     (vii) the consummation of the transactions contemplated by the Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained herein) will not, subject to Section 39A(2A) of the Companies Act, constitute unlawful financial assistance by the Company or Partner Reinsurance under Bermuda law;

     (viii) all statements made (A) in the Time of Sale Prospectus and the Prospectus (including the documents incorporated therein by reference) with respect to (1) the Securities (insofar as such statements relate to matters of Bermuda law), (2) the memorandum of association, bye-laws or other organizational documents of the Guarantor or Partner Reinsurance, (3) statutes, regulations, rules, treaties and other laws of Bermuda (including, but not limited to, statements made with respect to insurance, regulatory and tax matters and to the Bermuda Insurance Act), (4) enforcement of judgments in Bermuda and (5) the statements related to Bermuda or the documents governed by Bermuda law made under the heading

“Description of our Capital Shares” and (B) in the Registration Statement in Item 15 with respect to the Guarantor, in each case insofar as such statements constitute summaries of documents referred to therein, fairly and accurately present the information set forth therein and, where applicable, such counsel’s opinion as to such matter;

     (ix) none of the Underwriters or any subsequent purchasers of the Securities are subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Securities ;

     (x) the Guarantor and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance of tax exemption under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Business—Taxation of the Company and its Subsidiaries—Bermuda”;

     (xi) the Guarantor, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to transactions covered by the Prospectus and such appointment is valid under Bermuda law, assuming this to be effective and valid under the laws of the State of New York;

     (xii) assuming such submission is valid under the laws of the State of New York, under the laws of Bermuda, the submission by the Guarantor to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Securities, its waiver and agreement not to assert by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and the appointment of PartnerRe U.S. Corporation as its authorized agent for the purposes described in Section 13 of this Agreement are valid and binding; and service of process effected in the manner set forth in Section 13 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over each of the Guarantor and the Subsidiaries, assuming this to be the case under the laws of the State of New York;

     (xiii) assuming such submission is valid under the laws of the State of New York, the choice of the laws of New York as the governing law of this Agreement is a valid and effective choice of law; the several Underwriters would be permitted to commence proceeding in a court of competent jurisdiction in Bermuda based on or arising under this Agreement, the Indenture, the Guarantee Agreement or the Guarantee; and the laws of New York would be recognized and applied by such court as the laws governing this Agreement;

     (xiv) in order to ensure the legality, validity, enforceability or admissibility in evidence of the Time of Sale Prospectus and the Prospectus, this Agreement, the Indenture, the Guarantee Agreement or the Guarantee, it is not necessary that any document be filed, recorded or enrolled with any Bermuda Regulatory Authority or that any stamp duties, registration or similar tax or charge be paid in Bermuda;

     (xv) a final and conclusive judgment of a New York State or a Federal Court against the Guarantor or any Subsidiary based upon this Agreement, the Indenture or the Guarantee under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of multiple damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of Obligation and by action for the debt evidenced by the foreign Court’s judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the United States court’s judgement are known, but, on general principles such counsel would expect such proceedings to be successful provided that:

     (A) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda (and, as at the date hereof, we believe that a Court in Bermuda would determine that any New York State or Federal Court sitting in the City of New York is so competent); and

     (B) the judgement is not contrary to public policy in Bermuda and was not obtained by fraud or in proceedings contrary to the rules of natural justice of Bermuda. Such counsel does not believe that any provisions of the Agreement, the Indenture or the Guarantee would be so contrary; and

     (xvi) there are no legal or governmental proceedings of any Bermuda Regulatory Authority pending or, to the best of such counsel’s knowledge, threatened against any of the Guarantor or Partner Reinsurance or to which any of them or any of their respective properties is subject, based solely on (i) a certificate given by a director of the Guarantor and (ii) a search of the public records of the Guarantor and Partner Reinsurance, maintained by the Registrar of Companies and the Registrar of the Supreme Court of Bermuda.

     In rendering his opinion as aforesaid, such counsel may, as to factual matters, rely upon written certificates of officers of the Guarantor or the Subsidiaries and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Guarantor as to laws of any jurisdiction other than Bermuda, provided that (i) you are notified in advance of such counsel’s intention to rely on local counsel and each such local counsel is acceptable to you, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance reasonably satisfactory to you and to counsel for the Underwriters, and (iii) such counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying on such local counsel opinion. Such counsel may also make such assumptions, and express his opinion to be subject to such reservations, as shall be reasonably satisfactory to your counsel. In their opinion, counsel shall expressly authorize Willkie Farr & Gallagher LLP and Davis Polk & Wardwell to rely on said opinion.

     (g) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

          The opinions of Davis Polk & Wardwell described in paragraph 5(d) and corporate counsel of the Guarantor described in paragraph 5(e) above shall be rendered to the Underwriters at the request of the PartnerRe Entities and shall so state therein.

     (h) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, independent chartered accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statement and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus and the Prospectus.

     (i) The PartnerRe Entities shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     6. Covenants of the PartnerRe Entities. In further consideration of the agreements of the Underwriters herein contained, each of the PartnerRe Entities jointly and severally covenants with each Underwriter as follows:

     (a) To furnish to you, upon request, without charge, five conformed copies of the Registration Statement and of each amendment thereto, (including financial statements, all exhibits thereto and documents incorporated therein by reference and exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City and to each Underwriter and dealer, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time as expeditiously as possible during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, Prospectus, any documents incorporated therein by reference and exhibits thereto, and any supplements and amendments thereto or to the Registration Statement as originally filed and of each amendment thereto, as you may reasonably request. The PartnerRe Entities consent to the use of the Time of Sale Prospectus and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

     (b) (i) Before amending or supplementing the Registration Statement, Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, and (ii) during the period mentioned in paragraph

(c) or (d) below not to file any information, documents or reports pursuant to the Exchange Act that upon filing becomes a document incorporated by reference in the Registration Statement, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

     (c) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

     (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the PartnerRe Entities) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (e) To endeavor to qualify the Securities for offer and sale by the several Underwriters and by dealers under the securities, or Blue Sky laws of such jurisdictions as you shall reasonably request.

     (f) In the case of the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Guarantor Rule 158);

     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of obligations under this Agreement, including: (i) the fees, disbursements and expenses of the PartnerRe Entities’ (including local and special counsel) and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing or reproduction costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of producing this Agreement, the Indenture, the Guarantee Agreement, the Guarantee and any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with the Blue Sky memoranda and such qualification, (iv) any filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by rating agencies for the rating of the Securities, (vi) all costs and expenses included in the listing of the Securities on any national securities exchange, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the New York Stock Exchange, (viii) the cost of producing certificates representing the Securities , (ix) the costs and charges of any Trustee, Administrative Trustee, Delaware Trustee, Property Trustee and any agent of any Trustee and any transfer agent, registrar or depositary, (x) the costs and expenses of the PartnerRe Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the PartnerRe Entities, travel and lodging expenses of the representatives and officers of the PartnerRe Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses incident to the performance of the obligations of the PartnerRe Entities hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 below and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     (h) To prepare a final term sheet, containing solely a description of the Securities, substantially in the form of Schedule II to this Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule.

     7. Covenants of the Underwriters. Each Underwriter hereby represents and agrees that:

     (a) it has not and will not distribute any free writing prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination, and it will not otherwise be required to file any free writing prospectus with the Commission, in accordance with Rule 433 under the Act, as a result of any action taken or caused to be taken by such Underwriter, unless such action is consented to in advance by the Guarantor;

     (b) it has not and will not, without the prior written consent of the Guarantor, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company; and provided further that any Underwriter using such term sheet shall notify the Guarantor, and provide a copy of such term sheet to the Guarantor, prior to, or substantially concurrently with, the first use of such term sheet;

     (c) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the PartnerRe Entities and not incorporated by reference into the Registration Statement and any press release issued by the PartnerRe Entities) other than (i) one or more term sheets relating to the Securities which are not “issuer free writing prospectuses” as defined in Rule 433 and which contain preliminary terms of the Securities and related customary information not inconsistent with the final term sheet filed by the PartnerRe Entities pursuant to Section 6(h) hereof, (ii) any issuer free writing prospectus listed on Schedule II or prepared pursuant to Section 6(h) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the PartnerRe Entities in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) an “Underwriter Free Writing Prospectus”);

     (d) any Underwriter Free Writing Prospectus used or referred to by it, complied or will comply in all material respects with the Securities Act;

     (e) it has (i) only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the CENts in circumstances in which Section 21(1) of the FSMA does not apply to the PartnerRe Entities and (ii) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the CENts in, from or otherwise involving the United Kingdom; and

     (f) in relation to each member state of the European Economic Area (each, a “relevant member state”), it has not made and will not make an offer of the CENts to the public in that relevant member state that would require the publication or approval of a prospectus in relation to the CENts in that relevant member state or, where appropriate, another relevant member state; subject to such restriction, except that it may make an offer of CENts to the public in that relevant member state at any time: (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity that has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this paragraph (f), “offer of CENts to the public” in relation to any CENts in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the CENts to be offered so as to enable an investor to decide to purchase or subscribe for the CENts, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

     8. Indemnity and Contribution. (a) The PartnerRe Entities agree to, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities at the time it became effective or in any amendment thereof, in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any PartnerRe Entity information that the PartnerRe Entities have filed or are required to file, pursuant to Rule 433(d) of the Securities Act or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the PartnerRe Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any PartnerRe Entity by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the PartnerRe Entities may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the PartnerRe Entities, each of its directors, each of its officers who signs the Registration Statement, and each person who controls each of the PartnerRe Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the PartnerRe Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the PartnerRe Entities by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The PartnerRe

Entities acknowledge that the statements set forth (A) the third paragraph under “Underwriting,” the third sentence of the paragraph under “Underwriting-New Issue of CENts” and each paragraph under “Underwriting- Price Stabilization and Short Positions” and “Underwriting-Electronic Distribution” in the Time of Sale Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices substantial rights or defenses of the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the PartnerRe Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the PartnerRe Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the PartnerRe Entities on the one hand and by the Underwriters on the other from the offering of the Securities ; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities ) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the PartnerRe Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the PartnerRe Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the PartnerRe Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the PartnerRe Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The PartnerRe Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls each of the PartnerRe Entities within the meaning of either the Securities Act or the Exchange Act, each officer of the PartnerRe Entities who shall have signed the Registration Statement and each director of the PartnerRe Entities shall have the same rights to contribution as the PartnerRe Entities, subject in each case to the applicable terms and conditions of this paragraph 8(d).

     9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Guarantor or PartnerRe Finance prior to delivery of and payment for the Securities, if at any time prior to such time (a) (i) trading of any securities of the Guarantor shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, and (b) in the case of any of the events specified in clause 9(a)(i) or 9(a)(iv), such event makes it, in the sole judgment of J.P. Morgan Securities Inc. and Lehman Brothers Inc., impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Prospectus or the Prospectus.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase CENts that it has or they have agreed to purchase hereunder on such date, and the aggregate number of CENts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of CENts to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of CENts set forth opposite their respective names in Schedule I bears to the aggregate principal amount of CENts set forth opposite the names of all such non-defaulting, or in such other proportions as you may specify, to purchase the CENts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of CENts that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amounts of CENts without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase CENts and the aggregate principal amount of CENts with respect to which such default occurs is more than one-tenth of the aggregate principal amount of CENts to be purchased, and arrangements satisfactory to you and the PartnerRe Entities for the purchase of such CENts are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the PartnerRe Entities. In any such case either you or the PartnerRe Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the PartnerRe Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the PartnerRe Entities shall be unable to perform their obligations under this Agreement, the PartnerRe Entities will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Judicial Proceedings. (a) The PartnerRe Entities expressly accept and irrevocably submit to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Indenture or the Securities. To the fullest extent it may effectively do so under applicable law, each PartnerRe Entity irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each PartnerRe Entity agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon such PartnerRe Entity, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which such PartnerRe Entity is or may be subject) by a suit upon such judgment.

     (c) Each PartnerRe Entity irrevocably designates and appoints PartnerRe U.S. Corporation as its authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 13(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at the address of the Guarantor specified in Section 14. Each PartnerRe Entity agrees that such service (i) shall be deemed in every respect effective service of process upon it in every suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such PartnerRe Entity. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

     (d) Nothing in this Section 13 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the PartnerRe Entities in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     14. Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Guarantor, at the office of the Guarantor at PartnerRe Ltd., 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Corporate Secretary; (ii) if to PartnerRe Finance at One Greenwich Plaza, Greenwich, Connecticut, 06830-6352, Attention Scott D. Moore; or (iii) if to you, as Representatives of the several Underwriters, care of (A) J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, Attention: Transaction Execution Group and (B) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets, Financial Institutions Group (with a copy to the General Counsel at the same address).

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     16. Survival. The provisions of Sections 6(g) and 8 hereof shall survive the termination or cancellation of this Agreement.

     17. No Fiduciary Duty. The PartnerRe Entities hereby acknowledge that (a) the Representatives are acting as principal and not as an agent or fiduciary of the PartnerRe Entities and (b) their engagement of the Representatives in connection with the transactions contemplated hereby is as independent contractors and not in any other capacity. Furthermore, the PartnerRe Entities agree that they are solely responsible for making their own judgments in connection with the transactions contemplated hereby (irrespective of whether the Representatives have advised or are currently advising the PartnerRe Entities on related or other matters).

PARTNERRE FINANCE II INC., as Issuer

By:	/s/ Cathy A. Hauck

	Name:	Cathy A. Hauck
	Title:	Executive Vice President, General
Counsel & Corporate Secretary

PARTNERRE LTD., as Guarantor

By:	/s/ Patrick A. Thiele

	Name:	Patrick A. Thiele
	Title:	President & CEO

Accepted as of the date hereof.

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.

Acting severally on behalf of itself and the several Underwriters named in
Schedule I hereto

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ JOSE C. PADILLA

	Name:	JOSE C. PADILLA
	Title:	Vice President

SCHEDULE I

Underwriter	Principal Amount of CENts To Be Purchased

J.P. Morgan Securities Inc.	$ 125,000,000
Lehman Brothers Inc.	$ 87,500,000
Deutsche Bank Securities Inc.	$ 10,000,000
UBS Securities LLC	$ 10,000,000
Wachovia Capital Markets, LLC	$ 7,500,000
Banc of America Securities LLC	$ 5,000,000
Credit Suisse Securities (USA) LLC	$ 5,000,000
Total	$ 250,000,000

SCHEDULE II

Free Writing Prospectuses

1. Form of Pricing Term Sheet

TERM SHEET

PartnerRe Finance II Inc.
PartnerRe Ltd.

6.440% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED CAPITAL
EFFICIENT NOTES DUE 2066 (“CENts”)

Issuer:	PartnerRe Finance II Inc.

Guarantor:	PartnerRe Ltd. (on a subordinated basis to the extent described in the prospectus)

Securities:	6.440% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes due 2066

Legal Format:	SEC Registered

Amount:	$250,000,000

CUSIP:	70212JAA3

Ratings (1):	Moody’s Investors Service: A3 Standard & Poor’s: BBB+ Fitch: A A.M. Best: bbb

Trade Date:	November 2, 2006

Settlement Date:	November 7, 2006 (T+3)

Maturity Date:	December 1, 2066

Fixed Rate Period:	6.440% coupon paid semi-annually in arrears until December 1, 2016, payable on June 1 and December 1 commencing June 1, 2007, subject to the Company’s right to defer

Floating Rate Period:

From December 1, 2016, at a floating rate of 3-month LIBOR (Bloomberg Page BBAM1) plus a margin of 232.5 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1, commencing March 1, 2017 subject to the Company’s right to defer

Benchmark Treasury Rate:	4.596% (4.875% due August 2016)

Spread to Benchmark Treasury:	185 basis points (1.85%)

Redemption at Par:	First call date of December 1, 2016 and thereafter

Make-Whole Call for Tax or Rating Agency Event:	Greater of par and discounted present value of Treasury plus 50 basis points

Deferral Provision:	The issuer may elect at one or more times to defer payment of interest on the CENts for one or more consecutive periods that do not exceed 10 years. The

Company may not defer interest beyond the maturity date or the earlier repayment or redemption of the CENts.

Public Offering Price:	99.949%

Estimated Net Proceeds after Expenses to Issuer:	$246,872,500

Denominations:	$1,000

Sole Structuring Advisor:	J.P. Morgan Securities Inc.

Joint Bookrunners:	J.P. Morgan Securities Inc. (50%) and Lehman Brothers Inc. (35%)

Co-Managers:	Deutsche Bank Securities Inc. (4%), UBS Securities LLC (4%), Wachovia Capital Markets, LLC (3%), Banc of America Securities LLC (2%) and Credit Suisse Securities (USA) LLC (2%)

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Joint Bookrunners in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. toll-free at 1-212-834-4533 or Lehman Brothers Inc. toll free at 1-888-603-5847.